Exhibit 99.1

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PRESS RELEASE	FOR IMMEDIATE RELEASE

RigNet Announces Settlement of Inmarsat Arbitration

HOUSTON – June 24, 2019 – RigNet, Inc. (NASDAQ: RNET, “RigNet” or “the Company”), the leading provider of intelligent networking solutions and specialized applications, today announced that it has reached a settlement with Inmarsat Global Limited (“Inmarsat”) that concludes the GX Arbitration pending before the International Centre for Dispute Resolution. Pursuant to the settlement, RigNet will pay Inmarsat $45 million immediately, $5 million in the third quarter of 2019, and $750,000 in the third quarter of 2020.

“We are glad to put this matter behind us. While we are disappointed in the panel’s Phase I findings that a take or pay obligation under our January 2014 agreement had commenced, we believe that settling this matter reduces risk for our shareholders, customers, and employees. We were able avoid additional costs related to the arbitration and to secure value for our counterclaims which offsets Inmarsat’s additional claims, as well as their claims for interest and attorneys’ fees,” said Steven Pickett, Chief Executive Officer and President. “Now we can return 100% of our focus to our ongoing business operations as we continue to deliver best-in-class managed communications, real-time machine learning, and cybersecurity solutions to our global customers.”

RigNet recorded a non-cash litigation reserve in the fourth quarter of 2018 of $50.6 million, net of approximately $0.2 million of prior accruals. The Company expects no impact on second quarter 2019 earnings as a result of the settlement.

History of the Dispute and Arbitration Process

As previously disclosed, Inmarsat filed the arbitration with the International Centre for Dispute Resolution in October 2016 concerning a January 2014 take or pay agreement to purchase up to $65.0 million, under certain conditions, of GX capacity from Inmarsat over several years. Phase I of the arbitration concerned only whether RigNet’s take or pay obligation ever commenced under the agreement and resulted in an interim award to Inmarsat of $50.8 million. Phase II of the arbitration was to address RigNet’s counterclaims against Inmarsat on a variety of subjects, as well as Inmarsat’s additional claims and for interest and attorneys’ fees.

About RigNet

RigNet (NASDAQ: RNET) delivers advanced software, optimized industry solutions, and communications infrastructure that allow our customers to realize the business benefits of digital transformation. With world-class, ultra-secure solutions spanning IP connectivity, bandwidth- optimized OTT applications, IIoT big data enablement, and industry-leading machine learning analytics, RigNet supports the full evolution of digital enablement, empowering businesses to respond faster to high priority issues, mitigate the risk of operational disruption, and maximize their overall financial performance. RigNet is headquartered in Houston, Texas with operations around the world.

For more information, please visit http://www.rig.net. RigNet is a registered trademark of RigNet, Inc.

15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 – that is, statements related to the future, not past, events. Opinions and expectations with respect to the impact of the settlement on RigNet’s earnings are examples of forward looking statements in this press release. Forward-looking statements are based on the current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, including the expected benefits of acquiring and integrating other businesses, and often contain words such as “anticipate,” “believe,” “intend,”, “will”, “expect,” “plan” or other similar words. These forward-looking statements involve certain risks and uncertainties, including those risks set forth in Item 1A – Risk Factors of the Company’s most recent 10-K filing, and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to RigNet’s SEC filings. RigNet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Media / Investor Relations Contact
Lee M. Ahlstrom	Tel: +1 (281) 674-0699
RigNet, Inc.	investor.relations@rig.net

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15115 PARK ROW BLVD, SUITE 300, HOUSTON, TEXAS 77084-4947 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net